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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Thor Industries, Inc. Registration Statement No. 333-90375 on Form S-8 of our report dated September 21, 2001, appearing in the Annual Report on Form 10-K of Thor Industries, Inc. for the year ended July 31, 2001.

DELOITTE & TOUCHE LLP
Dayton, OH

October 22, 2001